CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-253817, No. 333-263057, No. 333-264205, N0. 333-266835, No. 333-269979, and No. 333-270890) of Oscar Health, Inc. of our report dated February 15, 2024, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
February 15, 2024

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